UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 23, 2015

Aerohive Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36355	20-4524700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Gibraltar Drive

Sunnyvale, California 94089

(Address of Principal Executive Offices including Zip Code)

(408) 510-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On June 23, 2015, Feng Deng, a member of the Board of Directors (the “Board”) of Aerohive Networks, Inc. (“Aerohive” or the “Company”), and a member of the Board’s Compensation Committee, informed the Company that he resigned from the Board and its Compensation Committee, effective June 23, 2015. Mr. Deng’s resignation is not due to any disagreement with the Company related to its operations, policies or practices.

Appointment of Director

On June 23, 2015, the Board appointed Curtis Evander Garner III to the Board and its Compensation Committee. Mr. Garner was appointed as a Class I director to fill the vacancy created by the departure of Mr. Deng and shall serve as a Class I director until the 2018 annual meeting of stockholders, or until a successor is duly elected and qualified.

As provided under the Company’s Outside Director Compensation Policy (the “Director Compensation Policy”), Mr. Garner automatically received upon his appointment a nonstatutory stock option award with a value equal to $220,000, with one fourth of the shares subject to the award vesting on the one-year anniversary of the award’s grant date and one forty-eighth of the shares subject to the award vesting in equal monthly installments thereafter, provided Mr. Garner remains a service provider through the applicable vesting date. Mr. Garner will also earn annual cash retainer fees for his service on the Board and its committees as provided under the Director Compensation Policy. In addition, it is expected that Mr. Garner will execute the Company’s standard form of indemnification agreement.

There are no arrangements or understandings between Mr. Garner and any other persons pursuant to which he was selected as a director, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On June 24, 2015, the Company issued a press release announcing the appointment. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Aerohive Networks, Inc. dated June 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROHIVE NETWORKS, INC.

By:	/s/ Steve Debenham
Steve Debenham
Vice President, General Counsel & Secretary

Date: June 25, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Aerohive Networks, Inc. dated June 24, 2015.